Exhibit 99.1

Press  Release

Hilb Rogal & Hobbs Company

Contact: Carolyn Jones

4951 Lake Brook Drive, Suite 500

Phone: (804) 747-3108

Glen Allen, Virginia 23060

Fax: (804) 747-6046

FOR IMMEDIATE RELEASE

April 21, 2004

HILB ROGAL & HOBBS COMPANY REPORTS RECORD

FIRST QUARTER RESULTS

RICHMOND, Va. -- Hilb Rogal & Hobbs Company (NYSE:  HRH), the world’s 10th largest insurance and risk management intermediary, reported financial results today for the first quarter ended March 31, 2004.

For the first quarter, total revenues were $158.2 million, compared with $142.0 million a year ago, an increase of 11.4%. Commissions and fees rose 11.3% to $156.4 million during the quarter, compared with $140.5 million during the same period last year, driven by acquisitions; higher contingent commissions, which are heavily concentrated in the first quarter; new business and a moderating rate environment.

Net income for the quarter was $24.2 million, or $0.67 per share, compared with $18.1 million, or $0.51 per share, a year ago. Operating net income increased 15.4% to $24.6 million, or $0.68 per share, compared with $21.3 million, or $0.60 per share, a year ago.

Organic growth, defined as the change in commissions and fees before the effect of acquisitions and divestitures, was 5.1% for the quarter. The operating margin was 29.3%, compared with 28.7% for the year-ago quarter.

Martin L. (Mell) Vaughan, III, chairman and chief executive officer said, “During the first quarter, we moved forward with three major initiatives: the rollouts of our new sales process and major accounts program, and the Hobbs integration. Organized and launched last year, these initiatives required investment this quarter, and over the past several quarters, which we believe will gradually lead to improved operating margins, higher sales productivity and increased market share. Our professionals did an excellent job managing the changes while staying focused on new business and the superior client service that is HRH’s  trademark.”

Robert B. Lockhart, president and chief operating officer, said, “The new sales model, although still in its early implementation on a national scale, has already begun to generate better information and drive disciplined activity. Where the model has been in place for a while, such as the Northeast Region, organic growth is a clear beneficiary. In the major accounts program, we have nearly completed the formation of enterprise-wide teams, which unite HRH's expertise and resources to further enhance client service capabilities.”

(CONTINUED)

HILB ROGAL & HOBBS COMPANY REPORTS RECORD

FIRST QUARTER RESULTS – Continued

Concluding his remarks, Vaughan said, “With integration substantially complete, and as we move our operating model to the next level, there is a new energy throughout the company to seize opportunities and achieve our long-term financial goal of 15% to 20% annual growth in operating net income per share. Our three primary sources for driving those earnings: organic growth, margin improvement and acquisitions, are all beneficiaries of the new resolve. As for acquisitions, while timing is unpredictable, we believe our pipeline of potential deals is sufficient for us to achieve our stated 2004 objective of acquiring firms with aggregate annualized revenues of between $30 million and $60 million.”

The company cautions readers that the statements contained herein regarding the company’s future operations and business prospects are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. For more details on factors that could affect expectations, see the company’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.

Hilb Rogal & Hobbs Company is the nation’s seventh largest insurance and risk management intermediary. With offices located throughout the United States, HRH assists clients in managing their risks in areas such as property and casualty, employee benefits and many other areas of specialized exposure. The company is traded on the New York Stock Exchange, symbol HRH, and is ranked as the 10th largest insurance and risk management intermediary in the world. Additional information about HRH, including instructions for the quarterly conference call, may be found at www.hrh.com.

 (CONTINUED)

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

COMPARATIVE FINANCIAL ANALYSIS

(In thousands, except per share data)

	THREE MONTHS ENDED
	3/31/04	3/31/03
	(Unaudited)
Revenues
Commissions and fees	$156,396	$140,499
Investment income	555	659
Other	1,276	833
	158,227	141,991
Operating expenses
Compensation and employee benefits	83,725	75,813
Other operating expenses	25,566	23,157
Depreciation	2,255	2,288
Amortization of intangibles	2,829	2,152
Interest expense	2,529	2,793
Integration costs[1]	991	--
Retirement benefit[2]	--	5,195
	117,895	111,398

INCOME BEFORE INCOME TAXES	40,332	30,593
Income taxes	16,098	12,495

NET INCOME	$ 24,234	$ 18,098

Net Income Per Share:
Basic	$0.68	$0.54
Assuming Dilution	$0.67	$0.51

Dividends Per Share	$0.0925	$0.0900

Weighted Average Number
of Shares Outstanding:
Basic	35,588	33,681
Assuming Dilution	36,336	35,493

____________________

1 Integration costs represent one-time costs including severance and other employee-related costs, facility and lease termination costs and branding expenses.

2 The company recorded a one-time retirement benefit charge for the quarter ended March 31, 2003, representing a contractual retirement benefit for Andrew L. Rogal, the company’s former chairman and chief executive officer.

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(In thousands)

	MARCH 31,	DECEMBER 31,
	2004	2003
	(Unaudited)
ASSETS CURRENT ASSETS
Cash and cash equivalents	$ 158,149	$ 126,464
Receivables (net)	216,192	255,251
Prepaid expenses and other	12,551	14,603
TOTAL CURRENT ASSETS	386,892	396,318

PROPERTY & EQUIPMENT (NET)	24,564	25,487

INTANGIBLE ASSETS (NET)	615,598	614,246

OTHER ASSETS	17,847	13,176
	$1,044,901	$1,049,227

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Premiums payable to insurance companies	$ 273,867	$ 308,533
Accounts payable	9,584	9,089
Accrued expenses	30,588	37,434
Premium deposits and credits due customers	41,710	34,290
Current portion of long-term debt	9,035	9,321
TOTAL CURRENT LIABILITIES	364,784	398,667

LONG-TERM DEBT	172,251	174,012

DEFERRED INCOME TAXES	18,990	19,208

OTHER LONG-TERM LIABILITIES	27,242	23,073

SHAREHOLDERS’ EQUITY
Common Stock (outstanding 35,865 and 35,446
shares, respectively)	234,050	228,357
Retained earnings	226,108	205,184
Accumulated other comprehensive income (loss)	1,476	726
	461,634	434,267
	$1,044,901	$1,049,227

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands, except per share data)

This press release contains references to financial measures that exclude certain charges and non-recurring items. The company believes that these adjusted financial measures provide additional measures of performance that investors can use in evaluating the company’s performance. The schedule below provides a reconciliation of these financial measures to those prepared in accordance with accounting principles generally accepted in the United States (GAAP).

	NET INCOME		NET INCOME PER SHARE ASSUMING DILUTION
	THREE MONTHS ENDED		THREE MONTHS ENDED
	3/31/04	3/31/03	3/31/04	3/31/03
	(Unaudited)		(Unaudited)

GAAP NET INCOME	$24,234	$18,098	$0.67	$0.51
Excluding:
Non-operating (gains) losses,
net of tax	(238)	45	(0.01)	--
Integration costs, net of tax	595	--	0.02	--
Retirement benefit, net of tax	--	3,169	--	0.09
OPERATING NET INCOME	$24,591	$21,312	$0.68	$0.60

	OPERATING MARGIN		OPERATING REVENUE
	THREE MONTHS ENDED		THREE MONTHS ENDED
	3/31/04	3/31/03	3/31/04	3/31/03
	(Unaudited)		(Unaudited)

GAAP NET INCOME / REVENUE	$24,234	$18,098	$158,227	$141,991
Excluding:
Non-operating (gains) losses	(397)	76	(397)	76
Amortization of intangibles	2,829	2,152	--	--
Interest expense	2,529	2,793	--	--
Integration costs	991	--	--	--
Retirement benefit	--	5,195	--	--
Income taxes	16,098	12,495	--	--
OPERATING MARGIN / REVENUE	$46,284	$40,809	$157,830	$142,067

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